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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported):
                                  JUNE 10, 2002


                           MONARCH DENTAL CORPORATION
             (Exact name of Registrant as Specified in its Charter)



                 DELAWARE                         0-22835                      51-0363560
       (State or Other Jurisdiction          (Commission File                 (IRS Employer
             of Incorporation)                    Number)                  Identification No.)
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   TOLLWAY PLAZA II, 15950 NORTH DALLAS PARKWAY, SUITE #825, DALLAS, TX 75248
              (Address of Principal Executive Offices and Zip Code)



       Registrant's telephone number, including area code: (972) 361-8420

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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On June 10, 2002, Monarch Dental Corporation (the "Company") determined not to renew the engagement of its independent accountants, Arthur Andersen LLP
("Andersen"). This determination was recommended by the Company's management following the solicitation of proposals from independent accountants to perform the Company's audit work for the fiscal year ending December 31, 2002 and was approved by the Audit Committee of the Board of Directors of the Company.

         During the Company's two most recent fiscal years ended December 31, 2001 and the subsequent interim period through the date of this report, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure, which disagreement, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of such disagreement in their reports on the financial statements for such years.

         The audit report issued by Andersen on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended
December 31, 2001 was modified to reflect the Company's ability to continue as a going concern. The modification was included because the Company's Credit
Facility expires by its terms on July 1, 2002 and all of the Company's debt thereunder will then be due. Although the Company has made all required principal and interest payments related to its Credit Facility, the Company does not have cash available, nor will it generate sufficient cash flow to repay all of its debt under the Credit Facility upon its expiration. As previously disclosed, the Company continues to be in default under the terms of the Credit
Facility with respect to certain financial covenants. The Company has engaged
Banc of America Securities LLC to explore strategic alternatives such as a sale of the Company, an equity investment in the Company, the issuance of debt securities or a sale of all or a portion of the Company's assets. However, there can be no assurance that the Company will be successful in entering into an agreement to consummate any strategic alternative or that the Company's lenders will agree to any strategic alternative on terms acceptable to the Company or at all. Additionally, the Company is attempting to negotiate an amendment to its Credit Facility and to secure a waiver of the defaults and an extension of the Credit Facility. There can be no assurance that the Company's lenders will grant a waiver or agree to an amendment on terms acceptable to the Company or at all.
The audit report of Andersen on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

         None of the reportable events described under item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years ended
December 31, 2001, and through the date of this report.

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         The Company requested that Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it disagrees with the statements made in the Form 8-K. A copy of this letter, dated June 17,
2002, is filed as Exhibit 16.1 to this Form 8-K.

         The Company approved the appointment of PricewaterhouseCoopers LLP as its new independent accountants on June 10, 2002. The appointment of PricewaterhouseCoopers LLP was recommended by the Company's management following the solicitation of proposals to perform the Company's audit work for the fiscal year ending December 31, 2002 and was approved by the Audit Committee of the Board of Directors of the Company.

         During the Company's two most recent fiscal years ended December 31, 2001 and through the date of this report, PricewaterhouseCoopers LLP has not been engaged as an independent accountant to audit either the financial statements of the Company or its subsidiaries, nor has it been consulted regarding the application of the Company's accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (c)      EXHIBITS

                  Exhibit No.       Description
                  -----------       -----------

                  16.1              Letter dated June 17, 2002 of Arthur
                                    Andersen LLP


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    June 17, 2002                 MONARCH DENTAL CORPORATION


                                       By: /s/  W. BARGER TYGART
                                           -------------------------------
                                       Name:    W. Barger Tygart
                                       Title:   Chief Executive Officer

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                               INDEX TO EXHIBITS

Exhibit No.             Description
-----------             -----------
   16.1              Letter dated June 17, 2002 of Arthur Andersen LLP
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